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                                                        EXHIBIT 99.1

NEWS RELEASE


Bio-Rad Laboratories, Inc. Announces Senior Subordinated Note Offering

HERCULES, CA, February 14, 2000 - Bio-Rad Laboratories, Inc. (AMEX: BIO.A, BIO.B) today announced that it plans to sell $150 million of its 11 5/8% Senior Subordinated Notes due 2007 through a private placement to qualified institutional buyers pursuant to Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended. Bio-Rad expects to close the transaction on or about February 17, 2000.

The Senior Subordinated Notes will not be, and have not been, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act of 1933, as amended, or an applicable exemption from the registration requirements thereof.

Bio-Rad Laboratories, Inc. (www.bio-rad.com) is a multinational manufacturer and distributor of life science research products, clinical diagnostics and analytical instrumentation, based in Hercules, California. The company serves more than 70,000 research and industry customers worldwide through a network of more than 30 wholly owned subsidiary offices.

For more information, contact:
Contact:  Tom Chesterman, Vice President and Chief Financial Officer
Phone:  (510) 724-7000
Email:  tom_chesterman@bio-rad.com

Various statements made within this press release may constitute
"forward-looking statements" for purposes of the Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934. The forward-looking statements contained herein involve risks and uncertainties that could cause results to differ materially from the Company's expectations.